UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2014

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 1.01 Entry into a Material Definitive Agreement

Effective June 20, 2014, Ballantyne Strong, Inc. (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) to make certain revisions to the terms of its $20 million Revolving Credit Agreement with Wells Fargo Bank, N.A. (the “Revolving Credit Agreement”) and an associated $20,000,000 Revolving Line of Credit Note (the “Note”). The Third Amendment and the Note:

●	Extended the maturity date to June 30, 2015.
●	Decreased the maximum principal amount available under the Letter of Credit subfeature from $10.0 million to $2.5 million.
●	Added two Company subsidiaries, Convergent Media Systems Corporation and Convergent Corporation, as guarantors.
●

Eliminated consideration of non-cash charges relating to our legacy film projector business from the financial condition covenant pertaining maintenance of a minimum net profit before taxes. As modified, this covenant now requires the Company to maintain a minimum net profit before taxes plus or minus non-cash equity in income of the Digital Link II LLC joint venture, of $1, measured quarterly, on a rolling 4-quarter basis.

●

Replaced the aforementioned covenant with a financial covenant pertaining to the Company maintaining a minimum net profit before taxes plus or minus non cash equity in income of Digital Link II LLC joint venture, of $1, measured quarterly, on a rolling 4-quarter basis, commencing with fiscal quarter ended December 31, 2014 and continuing each fiscal quarter thereafter.

●	Added a covenant requiring Working Capital of at least $20.0 million at any time.
●	Increased the maximum amount of operating lease expense in any fiscal year from $1.0 million to $2.0 million.

The Third Amendment also contains certain other nonmaterial amendments to the Revolving Credit Agreement.

The Third Amendment preserves the Company’s ability to request an increase in the Revolving Credit Agreement by up to an additional $5 million; however, any advances of the additional $5 million would continue to be subject to approval of Wells Fargo, N.A. The borrowings from the Revolving Credit Agreement will primarily be used for working capital purposes and for other general corporate purposes.  The Company’s accounts receivable, general intangibles and inventory secure borrowings under the Revolving Credit Agreement. As of the date of this report, no borrowings were outstanding under the Revolving Credit Agreement.

The Note provides that borrowings under the Revolving Credit Agreement will bear interest at a rate equal to LIBOR plus 125 basis points. Interest on the Note is payable on a monthly basis beginning July 1, 2014.. [Under the Revolving Credit Agreement, the Company also pays a fee of 0.15% per annum on any unused portion of this credit facility.

This summary is qualified entirely by reference to the Revolving Credit Agreement, which was filed as Exhibit 4.1 to the Form 8-K filed on July 7, 2010, to the First Amendment to Credit Agreement which was filed as Exhibit 4.2 to the Form 8-K filed on June 30, 2011, to the Second Amendment to Credit Agreement which was filed as Exhibit 4.2 to the Form 8-K filed on May 11, 2012, and to the Third Amendment and the Note filed on Exhibits 4.1 and 4.2 to this report.

Items 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of Third Amendment to the Company’s $20 million Revolving Credit Agreement with Wells Fargo Bank, N.A and the Revolving Line of Credit Note set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

4.1	Third Amendment to Credit Agreement, dated June 20, 2014, by and between the Company and Wells Fargo Bank, N.A.
4.2	$20,000,000 Revolving Line of Credit Note, dated June 20, 2014, delivered by the Company to Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: June 25, 2014	By:	/s/ MARY A. CARSTENS
Mary A. Carstens
Treasurer and
Chief Financial Officer